Exhibit 10.3

PROMOTIONAL SHARES LOCK-IN AGREEMENT

This Promotional Shares Lock-In Agreement (“Agreement”) was entered into December 6, 2007, among Castwell Precast Corporation, a Nevada corporation (the “Company”), and Jason Haislip, Amy Martindale and Mathew Martindale, (the “Subject Shareholders”). The Company is located at 5641 South Magic Drive, Salt Lake City, Utah 84107. The Company and Subject Shareholders are collectively referred to as “Signatories” in this Agreement.

The Company has applied to register its Equity Securities with the Securities Administrator of the State of Utah (the “Administrator”), and if applicable, with the Securities Administrator of other states. The Subject Shareholders are the owners of the shares of common stock or similar securities and/or convertible securities, warrants, options or rights which may be converted into, or exercised to purchase shares of common stock or similar securities of the Company (“Equity Securities”) listed opposite their names on Exhibit A to this Agreement. As a condition to registering the Company’s Equity Securities, the Subject Shareholders, who are security holders of the Company and who, for the purposes of this Agreement, are deemed to be Promoters of the Company, have agreed to the restrictions set forth in this Agreement with respect to the Equity Securities listed opposite their names on Exhibit A to this Agreement (“Promotional Shares”).

This Agreement is subject to the provisions of the Statement of Policy Regarding Corporate Securities Definitions adopted by the North American Securities Administrators Association, Inc. (“NASAA”) on April 27, 1997 and amended September 28, 1999, and the Statement of Policy Regarding Promotional Shares adopted by NASAA as amended November 17, 1997 and September 28, 1999.

The Signatories further agree as follows:

Promotional Shares

1.	The Subject Shareholders’ Promotional Shares shall be subject to the restrictions set forth in this Agreement.

Exercise or Conversion of Promotional Shares

2.	None of the Promotional Shares have exercise rights or conversion rights.

Term

3.	This Agreement shall begin on the date this Agreement was entered into as indicated above. This Agreement shall continue in effect until the release conditions of paragraph 4 below are satisfied.

Release Of Promotional Shares

4. a. Subject to the documentation requirements in paragraph 5 below, the Promotional Shares shall be released from this Agreement and the requirements thereof in the following manner:

(1)	Beginning two years after the completion date of the registered offering, two and one-half percent (2 1/2%) of Promotional Shares may be released each quarter pro rata among the Subject Shareholders. All remaining Promotional Shares will be released from this Agreement on the fourth anniversary of the completion date of the registered offering; or

(2)	One hundred percent (100%) of the Promotional Shares will be released from this Agreement if:

(A)	The registered offering has been terminated, and no securities were sold; or

(B)   The registered offering has been terminated, and all of the gross proceeds that were received have been returned to investors; or

(C)	The Equity Securities did not qualify to be registered by the Administrator; or

(D)   The Equity Securities are quoted on the OTC Bulletin Board (or any successor thereto having substantially the same eligibility and reporting requirements) and the bid price for such Equity Securities posted by non-affiliated market-maker(s) is equal to or greater than the $0.15 offering price for the registered public offering (as adjusted for stock splits, stock dividends etc.) for a period of twenty (20) consecutive trading days.

b. If the Company enters into any merger, reorganization, liquidation, dissolution or other transaction or proceeding with a person who is not a Promoter that results in the distribution of the Company’s assets or securities (“Distribution”) while this Agreement remains in effect, the Subject Shareholders agree that:

(1)

All holders of the Company’s Equity Securities will initially share on a pro rata, per share basis in the Distribution, in proportion to the amount of cash or other consideration that they paid per share for their Equity Securities (provided that the Administrator has accepted the value of the other consideration), until the shareholders who purchased the Company’s Equity Securities in the registered offering have received, or have had irrevocably set aside for them, an amount that is equal to one hundred percent (100%) of the offering price per share times the number of shares of Equity Securities that they purchased in the registered offering and which they still hold at the time of the Distribution, adjusted for stock splits, stock dividends recapitalizations and the like;

(2)

After a Distribution, all holders of the Company’s Equity Securities will participate on an equal, per share basis times the number of shares of Equity Securities they held at the time of the Distribution, adjusted for stock splits, stock dividends, recapitalizations and the like; and

(3)

A Distribution may proceed on lesser terms and conditions than the terms and conditions stated in paragraphs 4.b (l) and (2) above if a majority of the Equity Securities that are not held by Promoters, or their Associates or Affiliates, vote, or consent by consent procedure to approve the lesser terms and conditions at a special meeting called for that specific purpose.

c.	If the Company enters into any merger, reorganization, liquidation, dissolution or other transaction or proceeding with a person who is a Promoter that results in a Distribution while this Agreement remains in effect, the Subject Shareholders’ Promotional Shares will remain subject to the terms of this Agreement.

d.	If the Equity Securities become “Covered Securities,” as defined in Section 18(b)(1)

of the Securities Act of 1933, all Promotional Shares will be released from this Agreement.

Documentation Regarding the Release of Promotional Shares:

5.	a. A written request for release of the Promotional Shares (“request for release”), based upon

paragraph 4 above, will be forwarded to the Company; provided, that no request shall be        required in connection with the release of Promotional Shares pursuant to Section 4a.; and

b.

The Subject Shareholders will provide appropriate documentation to the Company to show that the requirements of paragraph 4 above have been met; provided, that no documentation shall be required in connection with the release of Promotional Shares pursuant to Section 4a.; and

c.	The Company will terminate the Agreement and/or release some or all of the

Promotional Shares from this Agreement if all the applicable provisions of the Agreement have been satisfied. The Company will maintain all records relating to the Agreement for a period of three (3) years following the termination of the Agreement. Copies of all records retained by the Company will be forwarded to the Administrator promptly upon written request.

Restrictions on the Transfer, Sale or Disposal of Promotional Shares.

6.	While this Agreement is in effect, no Promotional Shares, any interest in Promotional Shares,

or any right or title to Promotional Shares may be sold, transferred, hypothecated or otherwise disposed of (“transfer” or “transferred”), except as provided below, and the Company will not recognize any transfer that violates the terms of this Agreement. The

Promotional Shares may not be transferred until the Company has received a written statement, signed by the proposed transferee (“transferee”), which states that the transferee has full knowledge of the terms of this Agreement, the transferee accepts the Promotional

Shares subject to the terms of this Agreement, and the transferee realizes that the Promotional

Shares will remain subject to the terms of the Agreement until the Promotional

Shares are released pursuant to paragraph 4 above. Subject Shareholders are prohibited from selling any of their Promotional Shares that are not subject to this Agreement during the time that the Company is offering its securities in a self-underwritten registered offering.

a. Promotional Shares may be transferred by will, the laws of descent and distribution, the operation of law, or by order of any court of competent jurisdiction and proper venue.

b.	The Promotional Shares of a deceased Depositor may be hypothecated to pay the expenses of the deceased Depositor’s estate, provided that the hypothecated

Promotional Shares will remain subject to the terms of this Agreement. Promotional

Shares may not be pledged to secure any other debt.

c.	Promotional Shares may be transferred by gift to the Depositor’s family members, provided that the Promotional Shares will remain subject to the terms of this Agreement.

Voting Rights

7.	With the exception of paragraph 4.b above, the Subject Shareholders will have the same voting rights as other holders of Equity Securities.

Dividends, Stock Splits And Recapitalizations

8.	All certificates representing stock dividends and shares resulting from stock splits of

Promotional Shares, recapitalizations and the like, that are granted to or received by Subject Shareholders while their Promotional Shares are subject to this Agreement will also be subject to the terms of this Agreement.

Additional Shares

9.	None of the Promotional Shares consist of convertible securities, options, warrants or rights.

Duty of Company

10.	The Company’s sole responsibility will be to act in accordance with the terms expressly set forth in this Agreement. In performing its duties under this Agreement, the Company will not be liable to anyone for any damage, loss, expense or liability other than for that which arises from the Company’s failure to abide by the terms of this Agreement.

Company Compensation.

11.	The Company will not receive any compensation for its services under this Agreement.

12..	[Reserved]

Scope

13.	This Agreement will be binding upon the Subject Shareholders, their heirs and assignees, and upon the Company and its successors.

14.	[Reserved]

Termination

15.	This Agreement will terminate in its entirety when all of the Promotional Shares have been released or the Company’s assets have been distributed as provided by paragraph 4 above.

The Signatories have entered into this Agreement, which may be written in multiple counterparts and each of which will be considered an original, and have signed this Agreement in the capacities and on the dates indicated below.

Subject Shareholders:

Date

Jason T. Haislip

(Print or type the Shareholder’s name)

/s/ Jason T. Haislip	December 6, 2007

Signature

Amy Martindale

(Print or type the Shareholder’s name)

/s/ Amy Martindale	December 6, 2007

Signature

Mathew Martindale

(Print or type the Shareholder’s name)

/s/ Mathew Martindale	December 6, 2007

Signature

The Company:

Castwell Precast Corporation

A Nevada Corporation

By /s/ Mathew Martindale	December 6, 2007

Mathew Martindale, President

Exhibit A to Promotional Shares Lock-In Agreement

Number of
Name and Address	Promotional Shares

Jason Haislip	700,000

5641 South Magic Drive

Murray, Utah 84107

Amy Martindale	150,000

7320 Chris Lane

Cottonwood Heights, Utah 84121

Amy Martindale and	1,300,000

Mathew Martindale

7320 Chris Lane

Cottonwood Heights, Utah 84121

TOTAL	2,150,000